                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Hispanic Broadcasting Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        HISPANIC BROADCASTING CORPORATION
                            3102 OAK LAWN, SUITE 215
                                DALLAS, TX 75219

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 26, 2000

To the Stockholders:

         The Annual Meeting of the Stockholders (the "Annual Meeting") of HISPANIC BROADCASTING CORPORATION (the "Company") will be held at the Waldorf-Astoria, 301 Park Avenue, New York, New York 10022, on May 26, 2000 at 9:00 a.m. local time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

(1) To elect five members to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall be elected and qualify.

(2) To amend the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 100 million shares to 175 million shares.

(3) To amend the Company's 1997 Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder.

(4) To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000.

(5) To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 17, 2000, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive office, located at the address set forth above.

         All stockholders are invited to attend the Annual Meeting in person.

                                            By Order of the Board of Directors


                                            David D. Lykes
                                            CORPORATE SECRETARY
Dallas, Texas
April 21, 2000

IMPORTANT WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                        HISPANIC BROADCASTING CORPORATION
                            3102 OAK LAWN, SUITE 215
                               DALLAS, TEXAS 75219
                                 (214) 525-7700
                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Hispanic Broadcasting Corporation (the "Company") in connection with the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting") to be held on May 26, 2000, at the Waldorf-Astoria, 301 Park Avenue, New York, New York 10022, at 9:00 a.m. local time. This Proxy Statement and the associated Proxy are first being sent or given to stockholders on or about April 25, 2000.

         Stockholders are requested to complete, date, and sign the accompanying proxy, and return it promptly to the Company. Any proxy given may be revoked by a stockholder at any time before it is voted at the Annual Meeting or any adjournments thereof by filing with the Secretary of the Company a notice in writing revoking the proxy, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposals therein. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company.

         Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e.: shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to (i) amend the Company's Second Amended and Restated Certificate of Incorporation to increase the authorized shares of the Class A Common Stock, (ii) amend the Company's 1997 Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder, or (iii) ratify the selection of KPMG LLP will have no effect on the vote for such proposals except to the extent the number of abstentions causes the number of shares voted in favor of the proposal not to equal or exceed the minimum number of shares necessary to approve such proposals (in which case the proposal would not be adopted).

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph but will not be separately compensated for such solicitation services.

                           STOCKHOLDERS' VOTING RIGHTS

         Each share of the Company's Class A Common Stock, $.001 par value ("Class A Common Stock"), outstanding at the close of business on April 17, 2000, (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's Class A Common Stock is entitled to one vote. There were 40,251,462 shares of Class A Common Stock outstanding on the Record Date. The Company also has 14,156,470 shares of Class B Common Stock, $.001 par value ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") outstanding. All of the outstanding shares of Class B Common Stock are currently held by Clear Channel Communications, Inc. ("Clear Channel") and its affiliates. Holders of Class B Common Stock do not have voting rights except as provided in the Company's Second Amended and Restated Certificate of Incorporation. As long as Clear Channel and its affiliates own at least 20% of the then outstanding Common Stock, neither the Company nor any of its subsidiaries may, without the affirmative vote or consent of the holders of a majority of the Class B Common Stock voting as a single class, (i) effect the sale, lease or other transfer of all or substantially all of the Company's assets, or any merger or consolidation involving the Company where the stockholders of the Company immediately prior to such transaction would not own at least 50% of the capital stock of the surviving entity, or any reclassification, recapitalization, dissolution, liquidation or winding up of the Company; (ii) authorize, issue or obligate itself to issue any shares of Preferred Stock; (iii) make or permit any amendment to the Company's certificate of incorporation that adversely affects the rights of the holders of the Class B Common Stock; (iv) declare or pay any non-cash dividends on or make any other non-cash distribution on the Company's Common Stock; or (v) make or permit any amendment or modification to the Company's certificate of incorporation concerning the Company's capital stock. Shares of Class B Common Stock will be entitled to one vote per share on all such matters submitted for a vote or consent to the holders thereof. In addition, shares of Class B Common Stock are convertible into shares of Class A Common Stock at the holder's option, subject to the receipt of applicable regulatory approvals, including compliance with the FCC's multiple ownership rules. The voting rights and conversion privileges of the Class B Common Stock as described herein may have the effect of delaying or preventing the acquisition of control of the Company by means of a tender offer, proxy fight, open market purchases or otherwise. See
"Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions."

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

         With respect to election of directors, the five candidates receiving the highest number of votes from holders of Class A Common Stock will be elected. The approval of the amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the authorized shares of the Class A Common Stock and the approval of the amendment to the Company's 1997 Long-Term Incentive Plan to increase the number of authorized shares of Class A Common Stock issuable thereunder requires the affirmative vote of stockholders holding a majority of the outstanding shares of Class A Common Stock. The appointment of KPMG LLP requires the affirmative vote of stockholders holding a majority of the shares of Class A Common Stock represented and voting at the Annual Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding ownership of the Class A Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock, (ii) each director of the Company, (iii) the current and former Chief Executive Officers and each other executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group:

                                                                         AMOUNT AND NATURE OF
                                                                       BENEFICIAL OWNERSHIP OF
          NAME                                                           CLASS A COMMON STOCK        PERCENT OF CLASS
          ----                                                           --------------------        ----------------
McHenry T. Tichenor, Jr.........................................               6,768,873(1)                16.8%
McHenry T. Tichenor.............................................               6,725,080(2)                16.7
Warren W. Tichenor..............................................               6,777,092(3)                16.8
Janus Capital Corporation(4)....................................               4,701,400                   11.7
Putnam Investments, Inc.(5).....................................               2,515,506                    6.2
AMVESCAP PLC(6) ................................................               2,382,320                    5.9
Baron Capital Group, Inc.(7)....................................               2,288,700                    5.7
Morgan Stanley Dean Witter & Co.(8).............................               2,067,516                    5.1
Robert W. Hughes................................................                   9,500(9)                   *
James M. Raines.................................................                  10,000(9)                   *
Ernesto Cruz....................................................                   9,500(9) (10)              *
David D. Lykes..................................................                 250,237(11)                  *
Jeffrey T. Hinson...............................................                 146,665(12)                  *
All Directors and Executive Officers as a Group (7 persons).....               7,195,172                   17.9

----------------------
*Indicates less than 1.0%.

(1) Includes 1,618,652 shares held by McHenry T. Tichenor, Jr. and 5,151,121 shares held by McHenry T. Tichenor Jr.'s family, with respect to which McHenry T. Tichenor, Jr. shares voting control pursuant to a voting agreement among certain members of the Tichenor family (the "Tichenor Voting Agreement").
(2) Includes 71,792 shares held by McHenry T. Tichenor and 6,654,188 shares held by McHenry T. Tichenor's family, with respect to which McHenry T. Tichenor shares voting control pursuant to the Tichenor Voting Agreement.
(3) Includes 2,232,527 shares held by Warren W. Tichenor and 4,545,465 shares held by Warren W. Tichenor's family, with respect to which Warren W. Tichenor shares voting control pursuant to the Tichenor Voting Agreement. Excludes 6,000 shares owned by the reporting person's spouse. Warren W. Tichenor's mailing address is 37 Eton Green Circle, San Antonio, Texas 78257.
(4)    Address: 100 Fillmore Street, Denver, Colorado 80206-4923.
(5)    Address: One Post Office Square, Boston, Massachusetts 02109.
(6)    Address: 11 Devonshire Square, London EC2M 4YR, England.
(7)    Address: 767 Park Avenue, 24th floor, New York, New York 10153.
(8)    Address: 1585 Broadway, New York, New York 10036.
(9) Includes 9,500 vested but unexercised stock options for shares of Class A Common Stock.
(10)   Excludes 2,000 shares owned by the reporting person's children.
(11)   Includes 18,000 shares owned by the reporting person's spouse.
(12)   Includes 4,694 shares owned by the reporting person's children.

         As of the Record Date, Clear Channel and its affiliates owned no shares of Class A Common Stock. However, Clear Channel and its affiliates owned all of the outstanding shares of the Company's Class B Common Stock (14,156,470 shares), which accounted for approximately a 26.0% interest in the Common Stock of the Company.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and shall qualify. The Board of Directors has designated McHenry T. Tichenor, Jr., McHenry
T. Tichenor, Robert W. Hughes, James M. Raines and Ernesto Cruz as nominees, each of whom currently serves as a member of the Board of Directors. It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all the nominees named above. Although the Board of Directors does not anticipate that any nominees will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate. There is no cumulative voting for the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON STOCK VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

             DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

         The following table sets forth information concerning the executive officers of the Company and the current directors (representing all nominees for director):

                  NAME                           POSITION WITH COMPANY                            AGE
                  ----                           ---------------------                            ---
McHenry T. Tichenor, Jr.     Chairman of the Board, President and Chief Executive Officer          44
David D. Lykes               Executive Vice President, Chief Operating Officer and                 65
                             Secretary
Jeffrey T. Hinson            Senior Vice President, Chief Financial Officer and Treasurer          45
McHenry T. Tichenor          Director                                                              67
Robert W. Hughes             Director                                                              64
James M. Raines              Director                                                              60
Ernesto Cruz                 Director                                                              45

         McHenry T. Tichenor, Jr. has been the Chairman of the Board, President, Chief Executive Officer, and a director of the Company since February 14, 1997. From 1981 until February 14, 1997, Mr. Tichenor was the President, Chief Executive Officer, and a director of Tichenor Media System, Inc. ("Tichenor Media").

         David D. Lykes has served as the Executive Vice President and Chief Operating Officer of the Company since February 14, 1997. Mr. Lykes previously served as the Senior Vice President of Operations and a director of Tichenor Media. Mr. Lykes began his career at Tichenor Media in 1959.

         Jeffrey T. Hinson has served as the Senior Vice President and Chief Financial Officer of the Company since February 14, 1997. From October 1995 until February 14, 1997, Mr. Hinson served as the Chief Financial Officer, Treasurer, and a director of Tichenor Media. From October 1991 to October 1995, Mr. Hinson was president of Alliance Investors Holding, Ltd., a privately held merchant bank located in Houston, Texas.

         McHenry T. Tichenor has been a director and an employee of the Company since February 14, 1997. From 1981 until February 14, 1997, Mr. Tichenor served as the Vice Chairman and a director of Tichenor Media. McHenry T. Tichenor is the father of McHenry T. Tichenor, Jr.

         Mr. Hughes became a director of the Company on February 14, 1997. Mr. Hughes is Chairman of Prime Management Group in Austin, Texas. In that capacity, he also serves as Chairman of Prime Cable, Prime Video, Prime Venture I, and Prime New Ventures Management, and has served in such position for more than five years. Mr. Hughes serves on the Board of Directors of Atlantic Cellular, Providence, Rhode Island, and Hawaiian Wireless, Honolulu, Hawaii. For the past 29 years, he has primarily been involved in the cable television industry.

         Mr. Raines became a director of the Company on August 5, 1996. Mr. Raines is the President of James M. Raines & Company, and has served in such position for more than five years. Mr. Raines serves on the Board of Directors of Waddell & Reed Financial, Inc.

         Mr. Cruz became a director of the Company on August 5, 1996. Mr. Cruz is a Managing Director of Credit Suisse First Boston Corporation, and has served in this position for more than five years.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS
                         AND CERTAIN COMMITTEES THEREOF

         The Board of Directors has an Audit Committee and a Compensation Committee. The functions of the Audit Committee include (i) selecting independent auditors for the Company, (ii) reviewing and arranging the scope of audits of the Company's financial statements and reviewing with the independent auditors and management of the Company the results thereof, including evaluation of the internal accounting controls, and (iii) reviewing and approving the Company's accounting principles and methods of their application. The members of the Audit Committee are Messrs. Hughes (Chairman), Cruz and Raines. The Audit Committee held three meetings during the last fiscal year.

         The members of the Compensation Committee are Messrs. Cruz (Chairman), Hughes and Raines. The functions of the Compensation Committee are to (i) approve policies, plans and performance criteria concerning the salaries, bonuses and other compensation of the executive officers of the Company, (ii) review and approve the salaries, bonuses and other compensation of the executive officers of the Company, (iii) review the compensation programs for other key employees, including salary and cash bonus amounts, (iv) establish and review policies regarding executive officer prerequisites, (v) engage experts on compensation matters, if and when the members of the Compensation Committee deem it proper or advisable to do so, and (vi) perform such other duties as shall from time to time be delegated by the Board. The Compensation Committee held one meetings during the last fiscal year.

         The Board of Directors held a total of six meetings during the last fiscal year. Each incumbent director who was a director of the Company during the fiscal year ended December 31, 1999, attended more than 75% of the aggregate number of meetings of the Board and the committees of which they were members that were held during the period such director was a member of the Board of Directors.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the compensation of each individual who served as Chief Executive Officer during the year ended December 31, 1999, and each of the other three most highly compensated executive officers whose total cash compensation exceeded $100,000 for services rendered in all capacities for the year ended December 31, 1999 (the "Named Executive Officers"):

                                                Annual Compensation              Long-Term Compensation
                                         --------------------------------  ----------------------------------
                                                                                   Awards           Payouts
                                                                           ----------------------  ----------
                                                                 Other
                                                                 Annual    Restricted                          All Other
                                                                 Compen-     Stock                     LTIP   Compensation
Name And Principal Position    Year      Salary ($)  Bonus ($)  sation ($) Awards ($)  Options (=) Payout ($)      ($)
----------------------------  ------    ----------- ----------- ---------- ---------- ------------ ---------- ------------
McHenry T. Tichenor, Jr.      1999(1)    $ 265,350   $ 468,232  $       -   $       -     20,000   $       -  $   1,850(3)
Chairman, President and CEO   1998(1)      265,897     249,635          -           -     18,000           -      1,850(3)
                              1997(2)      227,500     240,243          -           -     40,000           -      1,850(3)

David D. Lykes                1999(1)      240,000     253,984          -           -     18,000           -     22,112(4)
Executive Vice President      1998(1)      230,000     170,313          -           -     16,000           -     23,689(4)
and COO                       1997(2)      201,250     161,199          -           -     35,000           -     15,025(4)

Jeffrey T. Hinson             1999(1)      210,000     230,981          -           -     18,000           -      1,850(3)
Senior Vice President         1998(1)      180,000     160,805          -           -     16,000           -      1,850(3)
and CFO                       1997(2)      157,500     151,042          -           -     35,000           -      1,850(3)

(1) Represents the years ended December 31, 1999 and 1998, respectively.
(2) Represents partial year compensation in 1997. The individual became an executive officer of the Company on February 14, 1997 upon consummation of the merger with Tichenor Media ("Tichenor Merger").
(3) Represents Company contributions to the 401(k) plan account of the respective employee.
(4) Represents $20,262, $21,839 and $13,175 of insurance premiums paid by the Company for the years ended December 31, 1999, 1998 and 1997, respectively, on a split-dollar life insurance policy where Mr. Lykes names the beneficiary. The amount includes the term life portion of the premiums paid by the Company. The remaining $1,850 represents Company contributions to his 401(k) plan account.

OPTIONS

         The following table sets forth certain information concerning options granted to the Named Executive Officers during the year ended December 31, 1999:

                                                                                       Potential Realizable Value At Assumed
                                                                                            Annual Rates of Stock Price
                                                    Individual Grants                      Appreciation for Option Term
                                    -------------------------------------------------  -------------------------------------
                                                 Percent of
                                                   Total
                                    Number of     Options
                                    Securities   Granted to  Exercise
                                    Underlying    Employees  or Base
                                      Options     in Fiscal   Price
               Name                 Granted (#)     Year     ($/share)  Expiration Date       5% ($)          10% ($)
---------------------------         -----------  ----------  ---------  ---------------     ---------------- -----------
McHenry T. Tichenor, Jr.               20,000        4.1%    $   41.94      03/23/09        $   527,517      $ 1,336,831

David D. Lykes                         18,000        3.7         41.94      03/23/09            474,765        1,203,148

Jeffrey T. Hinson                      18,000        3.7         41.94      03/23/09            474,765        1,203,148

         The following table sets forth certain information regarding stock options exercised by the Named Executive Officers during the year ended December 31, 1999, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 1999. Also reported are the values of "in the money" options which represent the positive spread between the exercise price of any existing stock options and the Common Stock price as of December 31, 1999.

                                                                    Number of Securities             Value of Unexercised
                                                                   Underlying Unexercised                In-the-Money
                                                                Options at Fiscal Year End (#)  Options at Fiscal Year End ($)
                                                                ------------------------------  ------------------------------
                              Shares Acquired         Value
          Name               on Exercise (#)      Realized ($)  Exercisable      Unexercisable  Exercisable      Unexercisable
          ----               ---------------      ------------  -----------      -------------  -----------      -------------
McHenry T. Tichenor, Jr.                   -                -             -             78,000            -      $4,761,860

David D. Lykes                             -                -             -             69,000            -       4,205,760

Jeffrey T. Hinson                          -                -             -             69,000            -       4,205,760


EMPLOYMENT AGREEMENTS

         On February 14, 1997, upon the closing of the Tichenor Merger, the Company entered into an Employment Agreement with McHenry T. Tichenor, Jr. to serve as President and Chief Executive Officer of the Company. Mr. Tichenor's Employment Agreement provides for a five year term at an annual salary of $260,000 plus incentive compensation as determined by the Compensation Committee of the Board of Directors. Upon termination by the Company without cause or by Mr. Tichenor for good reason, the Company is obligated to pay Mr. Tichenor a lump sum amount equal to the estimated payments of salary and bonus remaining through the end of the term of the agreement. Furthermore, Mr. Tichenor's Employment Agreement provides that Mr. Tichenor agrees not to compete with the Company for a period of one year following the date his Employment Agreement is terminated.

DIRECTOR COMPENSATION

         Each member of the Board of Directors other than McHenry T. Tichenor, Jr. receives an annual fee of $20,000, payable in quarterly installments which the directors may elect to receive in cash or shares of the Company's Class A Common Stock. Each non-employee director receives a one-time grant of 2,500 options of the Company's Class A Common Stock when they attend their first meeting of the Board of Directors. These options are fully excercisable commencing six months from the date of grant and expire ten years after the date of grant. The Company also reimburses directors for expenses related to attending board or committee meetings. In addition, in June 1998 and March 1999, each outside director was granted options to purchase 2,000 and 2,500 shares of Class A Common Stock, respectively. These options vested six months following their date of grant.

                              CERTAIN TRANSACTIONS

         The following transactions were entered into between the Company and certain current directors, nominees for election as directors, officers and beneficial owners of five percent or more of the Company's Common Stock.

         On February 3, 1997, Tichenor Media, entered into a 24-month Local Marketing Agreement with Heart Unlimited Company ("Heart"). McHenry T. Tichenor, a director of the Company and the father of McHenry T. Tichenor, Jr., is the controlling shareholder of Heart. Under the terms of the Local Marketing Agreement, Heart paid the Company $4,000 a month during the first 12 months of the agreement and $5,000 a month during the last 12 months of the agreement. Heart also reimbursed the Company for the cost of operating and maintaining the station's transmitter. The term of the Local Marketing Agreement expired on February 28, 1999.

         In connection with the closing of the Tichenor Merger on February 14, 1997, McHenry T. Tichenor, Jr., McHenry T. Tichenor, certain other members of the Tichenor family, David D. Lykes, Jeffrey T. Hinson, Ricardo A. del Castillo, and certain other former Tichenor Media stockholders (the "Major Tichenor Stockholders") entered into a Registration Rights Agreement (the "Tichenor Registration Rights Agreement") pursuant to which the Company granted to the Major Tichenor Stockholders the following demand registration rights: (i) at any time during the three year period following the date on which Clear Channel beneficially owns a greater number of shares of Class A Common Stock than the number of shares owned by the Major Tichenor Stockholders (the "Conversion Date"), up to two demand registrations, and (ii) prior to the Conversion Date, during any period (a) in which less than 2.0 million shares of Class A Common Stock are held by public stockholders, one demand registration or (b) after February 14, 1998, until the earlier of (1) such time as the Company consummates a qualified public offering (as defined in the Tichenor Registration Rights Agreement) or (2) the exercise of the demand registration right under clause
(a), one demand registration. Any demand registration must be made by the holders of at least 25% of the registrable securities held by the Major Tichenor Stockholders and the size of the proposed registered offering must be at least $20.0 million. The Tichenor Registration Rights Agreement also provides the Major Tichenor Stockholders with certain "piggy-back" registration rights.

         In connection with the closing of the Tichenor Merger on February 14, 1997, the Company entered into a Registration Rights Agreement with Clear Channel (the "Clear Channel Registration Rights Agreement"). Under the Clear Channel Registration Rights Agreement, the Company has granted Clear Channel certain rights to demand registration of shares of the Company's Class A Common Stock in the event of a distribution of such shares to Clear Channel's stockholders. The agreement also provides Clear Channel with certain "piggy-back" registration rights.

         In connection with the closing of the Tichenor Merger on February 14, 1997, Clear Channel and the Major Tichenor Stockholders entered into a Stockholders Agreement with the Company whereby such stockholders agreed to certain restrictions on the transfer of their shares of Class A Common Stock and granted certain rights of first refusal and "tag along" rights with respect to certain sales of such shares.

         Ernesto Cruz, a director of the Company, is a Managing Director of Credit Suisse First Boston Corporation, which performed investment banking services for the Company during the last fiscal year.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

         Based solely on its review of the copies of such forms received by it, or written responses from certain reporting persons that no such forms were required to be filed by those persons, the Company believes that during the year ended December 31, 1999, directors, executive officers and beneficial owners of more than 10% of the Company's Class A Common Stock were in compliance with the applicable filing requirements except that one report covering one transaction was filed late by Warren W. Tichenor.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews the performance of the executive officers of the Company, reviews and approves the compensation of the executive officers of the Company, and reviews the compensation programs for other key employees, including salary and cash bonus amounts. The Compensations Committee currently consists of three outside directors, Ernesto Cruz, Robert W. Hughes and James M. Raines. Robert Hughes and James M. Raines are also members of the committee that awards options (the "Option Committee") under the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan").

COMPENSATION POLICIES AND PHILOSOPHY

         The financial success of the Company is linked to the ability of its executive officers and managers to direct the Company's current operations, and to assess the advantages of potential acquisitions, and realign the operations of the acquired entities with the operating policies of the Company. A major objective of the Company's compensation strategy is to attract and retain top-quality executive officers and managers. Another objective of the Company's compensation strategy is to reward executive officers and managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve the Company's financial goals and to align the interests of the Company's managers with the interests of the Company's stockholders.

         In order to achieve the foregoing objectives, the Company uses a combination of base salary, cash bonuses, and stock options.

         In establishing the compensation levels for the Company's executive officers, the Compensation Committee considers a number of factors, including the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Compensation Committee evaluates the Company's performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives.

COMPONENTS OF COMPENSATION

         Executive officer base salaries are established in relation to salaries for individuals in comparable positions paid by other companies in the radio broadcast industry.

         Executive officer cash bonuses are used to provide executive officers with financial incentives to meet annual performance targets. The performance targets are based on the Company's budgeted goals pursuant to a detailed annual operating plan. Bonus recommendations for executive officers other than the Chief Executive Officer ("CEO") are proposed by the CEO, reviewed and, when appropriate, revised and approved by the Compensation Committee. The Compensation Committee also establishes the bonus level for the CEO.

         The Compensation Committee believes that equity ownership by the executive officers, managers, and other employees of the Company provides incentive to build stockholder value and aligns the interests of these employees with the interests of stockholders. Upon hiring executive officers, managers, and certain other key employees, the Option Committee, a subset of the Compensation Committee, typically approves stock option grants under the Incentive Plan, subject to applicable vesting periods. Thereafter, the Option Committee considers awarding additional grants, usually on an annual basis, under the Incentive Plan. The Option Committee believes these additional annual grants will provide incentives for executive officers, managers, and key employees to remain with the Company. Options are granted at the current market price of the Company's Class A Common Stock and, consequently, have value only if the price of the Company's Class A Common Stock increases over the exercise price. The size of the initial and periodic grants to employees other than the CEO and the executive officers are proposed by the CEO, reviewed and, when appropriate, revised and approved by the Option Committee. The Option Committee establishes the size of the initial and periodic grants to the CEO and the executive officers.

         At the 1997 Annual Meeting, the stockholders approved the Incentive Plan, which meets the requirements of Section 162(m) of the Internal Revenue Code. The Company's present intention is that awards under the Incentive Plan comply with Section 162(m). At this year's Annual Meeting, the stockholders are being asked to approve an amendment to the Incentive Plan to increase the number of shares of Class A Common Stock issuable thereunder.

COMPENSATION OF THE CEO

         On February 14, 1997, the Company entered into an Employment Agreement with McHenry T. Tichenor, Jr., Chairman of the Board, President, and Chief Executive Officer of the Company, which provides an annual base salary of $260,000, with monthly and annual bonuses based on the performance of the Company. See "Employment Agreements." The Compensation Committee reviews the performance of the CEO of the Company, as well as other executive officers of the Company annually.

                                           Respectfully submitted,


                                           Compensation Committee

                                           Ernesto Cruz
                                           Robert W. Hughes
                                           James M. Raines

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         The graph below compares the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's Broadcasting Index for TV, Radio and Cable for the period commencing on September 30, 1994 and ending on December 31, 1999. The data set forth below assumes the value of an investment in the Company's Class A Common Stock and each Index was $100 on September 30, 1994.

               COMPARISON OF 63 MONTH CUMULATIVE TOTAL RETURN*
        AMONG HISPANIC BROADCASTING CORPORATION, THE S & P 500 INDEX
             AND THE S & P BROADCASTING (TV, RADIO, CABLE) INDEX

                                   [GRAPH]

           * $100 INVESTED ON 9/30/94 IN STOCK OR INDEX -
             INCLUDING REINVESTMENT OF DIVIDENDS.


                                                       SEP 94    SEP 95   SEP 96   DEC 96    DEC 97    DEC 98     DEC 99
                                                       ------    ------   ------   ------    ------    ------     ------

Hispanic Broadcasting Corporation                      100.00    145.28   329.25   237.74    705.66    743.40   1,391.98
S & P 500                                              100.00    129.74   156.13   169.15    225.58    290.04     351.08
S & P Broadcasting (TV, Radio & Cable)                 100.00    124.91   102.84   106.74    175.62    272.44     475.93

                                  PROPOSAL TWO
                    AMENDMENT TO THE COMPANY'S SECOND AMENDED
                    AND RESTATED CERTIFICATE OF INCORPORATION

         The current authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, $0.001 par value (the "Preferred Stock"), 100,000,000 shares of Class A Common Stock, and 50,000,000 shares of Class B Common Stock, of which no shares of Preferred Stock, 40,251,462 shares of Class A Common Stock, and 14,156,470 of Class B Common Stock were issued and outstanding at April 17, 2000. In addition to the 40,251,462 shares of Class A Common Stock outstanding on April 17, 2000, 14,156,470 shares are reserved for issuance upon conversion of outstanding shares of Class B Common Stock and approximately 1,476,184 shares are reserved for issuance upon exercise of currently outstanding options to purchase Class A Common Stock, leaving approximately 44,115,884 shares available for issuance. On March 2, 2000, the Board adopted a proposed amendment to Section 4.1 of the Company's Second Amended and Restated Certificate of Incorporation increasing the authorized number of shares of Class A Common Stock from 100,000,000 shares to 175,000,000 shares for submission to the stockholders at the Annual Meeting.

         Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. Holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board from funds legally available therefore, subject to the payment of any outstanding preferential dividends declared with respect to any Preferred Stock that from time to time may be outstanding. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the Company, subject to the rights to receive preferential distributions of the holders of any Preferred Stock then outstanding.

         Holders of Class B Common Stock will, in certain circumstances, have certain voting rights, with each share of Class B Common Stock being entitled to one vote. Specifically, so long as Clear Channel and its affiliates own at least 20% of the then outstanding Common Stock, neither the Company nor any of its subsidiaries may, without the affirmative vote or consent of the holders of a majority of the Class B Common Stock voting as a single class, (i) effect the sale, lease or other transfer of all or substantially all of the Company's assets, or any merger or consolidation involving the Company where the stockholders of the Company immediately prior to such transaction would not own at least 50% of the capital stock of the surviving entity, or any reclassification, recapitalization, dissolution, liquidation or winding up of the Company; (ii) authorize, issue or obligate itself to issue any shares of Preferred Stock; (iii) make or permit any amendment to the Company's certificate of incorporation that adversely affects the rights of the holders of the Class B Common Stock; (iv) declare or pay any non-cash dividends on or make any other non-cash distribution on the Company's Common Stock; or (v) make or permit any amendment or modification to the Company's certificate of incorporation concerning the Company's capital stock. In addition, shares of Class B Common Stock are convertible into shares of Class A Common Stock at the holder's option, subject to the receipt of applicable regulatory approvals, including compliance with the FCC's multiple ownership rules. The voting rights and conversion privileges of the Class B Common Stock as described herein may have the effect of delaying or preventing the acquisition of control of the Company by means of a tender offer, proxy fight, open market purchases or otherwise.

         If the proposed amendment is approved, all or any part of the authorized but unissued shares of Class A Common Stock may thereafter be issued without further approval from the stockholders, except as may be required by law or the policies of any stock exchange on which the shares of stock of the Company may be listed, for such purposes and on such terms as the Board may determine. Holders of the capital stock of the Company do not have any preemptive rights to subscribe for the purchase of any shares of Class A Common Stock, which means that current stockholders do not have a prior right to purchase any new issue of Class A Common Stock in order to maintain their proportionate ownership.

         Upon obtaining the consent of the holders of Class B Common Stock, the Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series, and to fix the rights, preferences, privileges, and qualifications thereof without any further vote or action by the stockholders. There are currently no shares of Preferred Stock issued or outstanding. The issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of the Company. In addition, the voting rights and conversion privileges of the Class B Common Stock as described herein could have the effect of delaying, deferring or preventing a change in control of the Company. See "Security Ownership of Certain Beneficial Owners and Management" for a description of the Voting Agreement between certain members of the Tichenor Family.

         The proposed amendment will not affect the rights of existing holders of Common Stock except to the extent that future issuances of Class A Common Stock will reduce each existing Class A Common Stockholder's proportionate ownership.

         If the proposed amendment is adopted, Section 4.1 of the Company's Second Amended and Restated Certificate of Incorporation would be amended to read as follows:

              "AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation shall have authority to issue is 230,000,000 shares, consisting of three classes of capital stock:

              (a) 175,000,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Shares");

              (b) 50,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Shares" and, together with the Class A Shares, the "Common Shares"); and

              (c) 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock")."

         The proposed amendment to Section 4.1 will not change any other aspect of the Company's Second Amended and Restated Certificate of Incorporation.

         The Board has determined that it would be appropriate for the Company to increase the number of its authorized shares of Class A Common Stock in order to have additional shares available for possible future acquisition or financing transactions, stock splits, stock dividends and other issuances, or to satisfy requirements for additional reservations of shares by reason of future transactions which might require increased reservations. The Company currently has enough shares of Common Stock authorized for issuance to consummate all issuances of Common Stock that have been previously reserved for issuance without amending its Second Amended and Restated Certificate of Incorporation. Furthermore, the additional authorized shares will allow the Company to declare a two-for-one stock split, providing the conditions are appropriate for such a declaration. The Company currently has no plans to issue any additional shares of Common Stock. The issuance of additional shares of Class A Common Stock could decrease the amount of earnings and assets available for distribution to the Company's existing stockholders, and may have the effect of delaying, deferring or preventing a change in control of the Company.

         In June and November 1999, the Company issued 2,000,000 shares and 3,051,290 shares of Class A Common Stock, respectively, in connection with public offerings. The Company's ability to have additional shares of Class A Common Stock available for issuance in possible future acquisitions and financings is an essential part of the Company's acquisition strategy.
The Company effected a two-for-one stock split in December 1997.

         The affirmative vote of holders of at least a majority of the outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting is required in order to adopt the proposed amendment. In addition, pursuant to the Company's Second Amended and Restated Certificate of Incorporation, the approval of the holders of a majority of the outstanding shares of Class B Common Stock is also required in order to adopt the proposed amendment. Clear Channel, the sole holder of all outstanding shares of Class B Common Stock has consented in writing to the proposed amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the proposed amendment. Votes "withheld" or abstaining from voting will have the same effect as a negative vote or a vote "against" the proposed amendment.

         THE BOARD RECOMMENDS THAT THE HOLDERS OF THE SHARES OF CLASS A COMMON STOCK VOTE "FOR" THE PROPOSED AMENDMENT.

                                 PROPOSAL THREE
            AMENDMENT TO THE COMPANY'S 1997 LONG-TERM INCENTIVE PLAN

         On March 2, 2000, the Board of Directors approved an increase in the maximum number of shares of Class A Common Stock that may be the subject of the various types of awards under the 1997 Long-Term Incentive Plan (the "Incentive Plan") at one time under the Incentive Plan, subject to certain exceptions set forth in that plan, to an amount equal to (i) ten percent of the total number of shares of Class A Common Stock outstanding from time to time MINUS (ii) the total number of shares of Class A Common Stock subject to outstanding awards that may be granted under the Incentive Plan on the date of calculation under that plan and any other stock-based plan for employees or directors of the Company (other than the Company's 1997 Employee Stock Purchase Plan).

INCREASES IN AUTHORIZED SHARES UNDER THE INCENTIVE PLAN

         Currently, subject to certain exceptions set forth in the Incentive Plan, the aggregate number of shares of Class A Common Stock that may be the subject of the various types of awards under the Incentive Plan at one time under that plan is an amount equal to (i) five percent of the total number of shares of Class A Common Stock outstanding from time to time MINUS (ii) the total number of shares of Class A Common Stock subject to outstanding awards that may be granted under the Incentive Plan on the date of calculation under that plan and any other stock-based plan for employees or directors of the Company (other than the Company's 1997 Employee Stock Purchase Plan).

         The purpose of the proposed increase is to provide sufficient shares for future awards under the Incentive Plan to non-employee directors, executive officers and other key employees of the Company. As of April 17, 2000, the Company had 536,389 shares that could be the subject of the various types of awards under the Incentive Plan. The Board of Directors believes that it is in the best interests of the Company to have sufficient shares available under the Incentive Plan to provide awards to certain of its non-employee directors, executive officers and other key employees. In fiscal 1999, the Company granted 487,750 awards under the Incentive Plan and the Board of Directors believes that it is prudent to increase the number of shares of Class A Common Stock subject to future awards so as to continue to grant awards, which is a critical part of long term compensation. The Board of Directors believes that the Company and its stockholders significantly benefit from having the Company's non-employee directors, executive officers and other key employees receive awards to which the Company's Class A Common Stock is subject and that the opportunity thus afforded these employees to increase their proprietary interest in the Company is an essential element of an effective management incentive program. The Board of Directors also believes that the awards granted pursuant to the Incentive Plan are very valuable in attracting and retaining highly qualified non-employee directors and management personnel and in providing additional motivation to non-employee directors and management to use their best efforts on behalf of the Company.

INCENTIVE PLAN OPTION GRANT SUMMARY

         The following table sets forth information with respect to the options granted pursuant to the Incentive Plan during the year ended December 31, 1999:


NAME AND                                OPTIONS                              WEIGHTED AVERAGE
POSITION                                GRANTED                               EXERCISE PRICE
--------                                -------                               --------------
McHenry T. Tichenor, Jr.                 20,000                                      $41.94
Chairman, President and CEO

David D. Lykes                           18,000                                      $41.94
Executive Vice President
and COO

Jeffrey T. Hinson                        18,000                                      $41.94
Senior Vice President
and CFO

Executive Group                          56,000                                      $41.94

Non-Executive Director Group              7,500                                      $41.94

Non-Executive Officer
     Employee Group                     424,250                                      $49.38



         Set forth below is a summary of certain significant portions of the Incentive Plan.

TYPES OF AWARDS

         The types of awards that may be granted under the Incentive Plan include (i) incentive stock options ("Incentive Stock Options"), as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) stock options other than Incentive Stock Options ("Non-qualified Stock Options" and, together with Incentive Stock Options, "Stock Options"), (iii) stock appreciation rights, (iv) rights to receive a specified amount of cash or shares of Class A Common Stock ("Performance Units"), and (v) restricted stock ("Restricted Stock") (collectively, "Awards"). In addition, the Incentive Plan provides that directors of the Company may elect to receive some or all of their annual director compensation in the form of shares of Class A Common Stock.

ADMINISTRATION OF PLAN

         The Incentive Plan will be administered by the Board of Directors or by a committee or sub-committee of the Board of Directors (the "Committee") appointed by the Board of Directors (the "Administrator"). The Committee will consist of two or more directors who will be eligible to receive certain Awards (other than Incentive Stock Options) under the Incentive Plan.

           Under the Incentive Plan, the Administrator will have wide discretion and flexibility, thus enabling the Administrator to administer the Incentive Plan in the manner that it determines, from time to time, is in the best interest of the Company. The Administrator also will have authority to interpret the Incentive Plan, to determine the terms and provisions of Awards, and to make all other determinations necessary or advisable for Plan administration.

ELIGIBILITY

         Employees eligible to participate in the Incentive Plan will be designated by the Administrator and will be chosen from among those employees determined to be Key Employees. "Key Employees" are those employees of the Company and its subsidiaries determined by the Administrator to have a direct and significant impact on the performance of the Company. The Company's executive officers are among the employees who would be eligible to receive Awards under the Incentive Plan. In addition, the Incentive Plan provides for automatic initial grants of Non-qualified Stock Options to purchase 2,500 shares of Class A Common Stock to each non-employee director upon the approval of the Incentive Plan by the Stockholders and to each future non-employee director upon such individual first being elected to serve on the Company's Board of Directors. The exercise price of each such director option will be the fair market value per share of Class A Common Stock on the date of grant. Non-employee directors may be granted additional Awards at the discretion of the Board of Directors.

TERMS AND CONDITIONS OF STOCK OPTIONS

         The purchase price of Class A Common Stock under each Incentive Stock Option and Non-qualified Stock Option (other than automatic grants to the Company's non-employee directors) will be determined by the Administrator; provided, however, that the exercise price for any Stock Option will not be less than the greater of the par value or 100% of the fair market value of the Class A Common Stock on the date of grant of such Stock Option. The aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company) will not exceed $100,000, or such other amount as may be prescribed under the Code or applicable regulations and rulings from time to time.

          Except for Non-qualified Stock Options granted to non-employee directors, Stock Options may be exercised as determined by the Administrator, but in no event later than ten years from the date of grant in the case of Incentive Stock Options.

           Upon the exercise of a Stock Option, the participant must pay the purchase price in full either in cash, a cash equivalent acceptable to the Administrator, or a combination of cash and its equivalent acceptable to the Administrator. The purchase price may be paid, with the approval of the Administrator, by assigning and delivering to the Company shares of Class A Common Stock or a combination of cash and such shares equal in value to the exercise price. In addition, at the request of a participant and to the extent permitted by applicable law, the Administrator may approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the participant, will pay the exercise price of the stock options being exercised to the Company and the Company will promptly deliver to such firm the shares exercised.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

         A Stock Appreciation Right ("SAR") may be granted either in tandem with or independent of a Stock Option. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of the Company's Class A Common Stock on the date of exercise over the fair market value of a share of Class A Common Stock on the date of grant (in the case of SARs granted independent of a Stock Option) or the exercise price of the related Stock Option (in the case of a SAR granted in tandem with a Stock Option).

         An SAR granted in tandem with a Stock Option will require the holder, upon exercise, to surrender the related Stock Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment as described above. The surrendered Stock Option will then cease to be exercisable. A tandem SAR will be exercisable or transferable only to the extent that the related Stock Option is exercisable or transferable.

         An SAR granted independent of a Stock Option will be exercisable as determined by the Administrator. An independent SAR will entitle the holder, upon exercise, to receive payment as described above. The Administrator may limit the amount payable upon exercise of any tandem or independent SAR. Any such limitation will be specified at the time the SAR is granted.

         Payment upon the exercise of SARs will be made, at the discretion of the Administrator, in cash, in shares of Class A Common Stock, or a combination of cash and shares of Class A Common Stock.

TERMS AND CONDITIONS OF RESTRICTED STOCK

         Restricted Stock is the grant of shares of Class A Common Stock or the right to purchase Class A Common Stock at a price determined by the Administrator, which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Certificates evidencing Restricted Stock will bear a legend making reference to the restrictions imposed. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator. During the restriction period, the holder of Restricted Stock may, in the discretion of the Administrator, be given certain rights as a stockholder, including the right to vote the stock subject to the Award and/or receive dividends with respect thereto.

ACCELERATION OF VESTING AND EXERCISABILITY

         Subject to the Administrator's discretion, if an employee's employment relationship with the Company is terminated for any reason (other than a termination in breach of written employment agreement), including as a result of the employee's retirement, disability or death, then any and all Awards held by such employee that are not then exercisable (or for which restrictions have not lapsed) shall become null and void as of the date of such termination. The portion, if any, of such Awards that are exercisable as of the date of termination shall be exercisable for a period of the lesser of the remaining term of the Award or 180 days after the date of termination. If an employee's employment relationship is terminated in breach of a written employment agreement, then any and all Awards held by such employee that are not then exercisable (or for which restrictions have not lapsed) shall become exercisable (and the restrictions thereon, if any, shall lapse) as of the date of termination. All such Awards which have become exercisable as of the date of such termination (either as a result of the acceleration of exercisability as described herein or otherwise) shall remain exercisable for the lesser of the remaining term of such Awards or 180 days after the date of termination.

ADJUSTMENT PROVISIONS

          The Incentive Plan contains provisions that automatically modify the terms of Awards or permit the Administrator to modify the terms of Awards when a subdivision, consolidation or change in control of the Company occurs or when the Company undergoes certain restructurings that do not result in a change in control of the Company.

          The terms of an Award and the maximum number of shares of Class A Common Stock authorized for issuance under the Incentive Plan will be adjusted if the Company subdivides as a whole the number of shares of Class A Common Stock then outstanding into a greater number of shares of Class A Common Stock (such as in a stock split) or consolidates as a whole the number of shares of Class A Common Stock then outstanding into a lesser number of shares of Class A Common Stock (such as in a reverse stock split). In addition, if the Class A Common Stock is subdivided or consolidated into one or more different kinds of securities, the holders of Awards will be entitled to purchase or receive (in lieu of the shares of Class A

Common Stock originally subject to the Award) the kinds of securities into which the Class A Common Stock is subdivided or consolidated.

          Upon a "change in control" of the Company, (i) each holder of a Stock Option will be granted corresponding SARS, (ii) all outstanding SARs and Stock Options will become immediately and fully vested and exercisable in full, and
(iii) the restriction period on any Restricted Stock will be accelerated and the restrictions will expire.

           In general, under the Incentive Plan, a "change in control" of the Company occurs in any of five situations: (i) a person other than the Company, certain affiliated companies or benefit plans, or a company with the same ownership as the Company, acquires 30% or more of the voting power of the Company's outstanding voting securities; (ii) a majority of the Board of Directors is not comprised of the members of the Board of Directors at the effective date of the Incentive Plan and persons whose election as directors were approved by those original directors or their approved successors; (iii) the Company merges or consolidates with another corporation or partnership, or the Company's stockholders approve such a merger or consolidation, other than mergers or consolidations in which the Company's voting securities are converted into securities having the majority of voting power in the surviving company; or
(iv) the Company liquidates or sells all or substantially all of its assets, or the Company's stockholders approve such a liquidation or sale, except sales to corporations having substantially the same ownership as the Company.

          In addition, if a change in control occurs in connection with a merger or consolidation of the Company pursuant to which the Company is not the surviving corporation or a sale of all or substantially all of the Company's assets, then the holders of Awards will be entitled to receive (upon payment of the exercise price, if applicable) the same consideration to which they would have been entitled had they exercised their options, or had the restrictions on any Restricted Stock lapsed, immediately prior to such transaction.

          If a restructure of the Company occurs that does not constitute a change in control of the Company, the Administrator may (but need not) cause the Company to take any one or more of the following actions: (i) accelerate in whole or in part the time of vesting and exercisability of any outstanding Stock Options and SARs in order to permit those Stock Options and SARs to be exercisable before, upon or after the completion of the restructure; (ii) grant each optionholder corresponding SARS; (iii) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock; (iv) if the restructure involves a transaction in which the Company is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Administrator deems desirable; or (v) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, adjusted for withholding obligations.

         A restructure generally is any merger of the Company or the direct or indirect transfer of all or substantially all of the Company's assets (whether by sale, merger, consolidation, liquidation or otherwise) in one transaction or a series of transactions.

AMENDMENT AND TERMINATION OF THE INCENTIVE PLAN

         No Award may be granted under the Incentive Plan after the tenth anniversary of the adoption of the Incentive Plan. The Board of Directors may, insofar as permitted by law, with respect to any shares which, at the time, are not subject to Awards, suspend or discontinue the Incentive Plan.

          The Board of Directors may amend or modify the Incentive Plan at any time for any purpose, to the extent permitted by law. However, the Incentive Plan may not be amended without the consent of the holders of a majority of the shares of Class A Common Stock then outstanding to (i) increase materially the aggregate number of shares of Class A Common Stock that may be issued under the Incentive Plan, (ii) increase materially the benefits accruing to eligible individuals under the Incentive Plan or (iii) modify materially the eligibility requirements for participation in the Incentive Plan; provided, however, that such amendments may be made without the consent of stockholders of the Company if changes occur in law or other legal requirements that would permit such changes.

         The Incentive Plan is intended to comply with the requirements of
Section 162(m) of the Code to the extent required to cause Stock Options and SARs to be classified as "performance-based compensation" under Section 162(m)(4)(C) of the Code. However, regulations under Section 162(m) of the Code and interpretations of Section 162(m) and such regulations, could require certain amendments to the Incentive Plan to accomplish this classification. To the extent amendments to the Incentive Plan are required, the Board of Directors may adopt such amendments that it determines are necessary but will not solicit stockholder approval of such amendments unless stockholder approval is required under Section 162(m) of the Code or other applicable law.

FEDERAL INCOME TAX CONSEQUENCES

         A participant receiving Non-qualified Stock Options or SARs shall not recognize taxable income at the time the Non-qualified Stock Option or SAR is granted. At the time the Non-qualified Stock Option or SAR is exercised, the participant will recognize ordinary taxable income in an amount equal to the difference between the exercise price (or fair market value of the Class A Common Stock at the time of grant of SARs granted independent of Stock Options) and the fair market value of the Company's Class A Common Stock on the date of exercise. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant, provided that the Company withholds taxes.

           An employee granted an Incentive Stock Option will not recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise. The excess of the fair market value of the Class A Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as long-term capital gain or loss, and the Company will not be entitled to any deduction.

          If the holding period requirement is not met, the Incentive Stock Option will be treated as one which does not meet the requirements of the Code for Incentive Stock Options and the employee will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of Class A Common Stock on the date of exercise over the exercise price or (ii) the amount realized on the sale of such stock over the exercise price.

          An employee receiving Restricted Stock will not recognize taxable income at the time of grant. At the time the restrictions lapse, the employee will recognize ordinary taxable income equal to the difference between the fair market value of the Class A Common Stock at the time the restrictions lapse and the price, if any, paid by the employee for such Class A Common Stock. Any dividends received by the employee before the termination of restrictions will be taxed as ordinary income. The Company will be entitled to a deduction equal to the ordinary income reported by the employee, provided the Company withholds taxes. Upon the disposition of the Class A Common Stock, the employee will recognize taxable gain or loss equal to the difference between the fair market value of the Class A Common Stock at the time the restrictions lapse and the amount realized upon the disposition of the Class A Common Stock. The gain or loss will be taxable as a capital gain or loss, provided the employee held the Class A Common Stock as a capital asset.

         An employee may elect to report and recognize income at the time of grant or purchase of Restricted Stock by filing an election under Section 83(b) of the Code (a "Section 83(b) election"). If the employee makes a Section 83(b) election, the Company will be entitled to a deduction equal to the ordinary income reported by the employee in the year of the election, provided the Company withholds taxes. However, dividends received before the restrictions lapse will not be deductible by the Company. Upon the disposition of the Class A Common Stock, the employee will recognize gain or loss equal to the difference between the amount realized and the sum of the income recognized by the employee as a result of the Section 83(b) election and any amounts paid by the employee for the Restricted Stock.

          Special rules may apply with respect to employees subject to Section 16(b) of the Securities Exchange Act of 1934. Other than in the case of an Incentive Stock Option held in accordance with the specified holding period requirements, the amount and timing of the recognition of income by an employee subject to Section 16(b) (and the concurrent deduction by the Company) on the exercise of a Stock Option or SAR generally will be based on the fair market value of the shares received when the restrictions of Section 16(b) lapse, unless the employee elects otherwise by making a Section 83(b) election.

VOTE REQUIRED

         The affirmative vote of holders of at least a majority of the outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting is required in order to adopt the proposed amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the proposed amendment. Votes "withheld" or abstaining from voting will have the same effect as a negative vote or a vote "against" the proposed amendment

         THE BOARD RECOMMENDS THAT THE HOLDERS OF THE CLASS A COMMON STOCK VOTE "FOR" THE AMENDMENT TO THE INCENTIVE PLAN. SINCE THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY WILL BE ELIGIBLE TO PARTICIPATE IN THE INCENTIVE PLAN, EACH OF THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY HAS AN INTEREST IN AND MAY BENEFIT FROM THE AMENDMENT TO THE INCENTIVE PLAN.

                                  PROPOSAL FOUR
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Company's financial statements for the year ended December 31, 1999, have been audited by KPMG LLP, independent certified public accountants. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions, and will have an opportunity to make a statement if they so desire.

         The Board has appointed KPMG LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2000. Unless otherwise directed, the persons named in the accompanying proxy will vote in favor of the ratification of the appointment of KPMG LLP.

         THE BOARD RECOMMENDS THAT THE HOLDERS OF CLASS A COMMON STOCK VOTE "FOR" THE RATIFICATION OF KPMG LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         The Bylaws of the Company provide a procedure for stockholder proposals and stockholder nominations for election of directors. That procedure provides that any stockholder intending to present a proposal or nomination for election of one or more directors at the Annual Meeting must deliver a written notice to the Company's Corporate Secretary at the Company's principal executive offices not less than 60 days nor more than 120 days before the date of such Annual Meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or to an exchange on which the Common Stock of the Company is listed or to the Nasdaq National Market, by press release or otherwise) of the date of the Annual Meeting is made less than 65 days prior to the date of the meeting, notice by the stockholder will be timely received not later than the close of business on the tenth day following the day on which such public disclosure was first made.

         Any such notice from a stockholder to the Company's Corporate Secretary must contain (i) the name and address of that stockholder as they appear on the Company's books (and, if the nomination or proposal in question is made on behalf of a beneficial owner of Common Stock, the name and address of that beneficial owner), (ii) the number of shares of each class of the Company's stock beneficially owned by that stockholder and (iii) such other information relating to the stockholder or the nomination required to be disclosed under the rules of the Securities and Exchange Commission. If the stockholder's notice to the Company's Corporate Secretary proposes to nominate one or more individuals for election or re-election as a director, that notice must also include for each such individual all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including that individual's written consent to being named in the proxy statement as a nominee and to serve as a director if elected). If the stockholder's notice to the Corporate Secretary proposes to bring other business before the Annual Meeting, that notice must include a reasonably detailed description of (i) that business, (ii) the reasons for conducting that business at the Annual Meeting, and (iii) any material interest of the stockholder in that business (and by the beneficial owner, if any, on whose behalf the proposal is made). If a stockholder proposal or nomination is not made in accordance with the procedure set forth above, the Chairman of the Annual Meeting shall, if the facts warrant, determine and declare at the Annual Meeting that the proposed business or nomination was not properly brought before the Annual Meeting in accordance with the procedures set forth in the Bylaws and direct that the business not be transacted or that the defective nomination be disregarded.

         In order for a stockholder proposal to be included in the Board of Directors' Proxy Statement for the next Annual Meeting of Stockholders, such proposal must be submitted in writing and must be received at 3102 Oak Lawn, Suite 215, Dallas, Texas 75219, Attention: Corporate Secretary, no later than the close of business on December 31, 2000.

                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-K containing its financial statements for the fiscal year ended December 31, 1999, has been mailed concurrently herewith. The Annual Report to Stockholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any stockholder who does not receive a copy of such Annual Report on Form 10-K may obtain one by writing to the Company.

              REPORT FILED WITH SECURITIES AND EXCHANGE COMMISSION

         Any beneficial owner of securities of the Company whose proxy is hereby solicited may request and receive without charge a copy of the Company's Annual Report on Form 10-K, including the financial statements thereto, but excluding exhibits and schedules, filed with the Securities and Exchange Commission. Such request should be addressed to: Hispanic Broadcasting Corporation, 3102 Oak Lawn, Suite 215, Dallas, Texas 75219, Attention: Corporate Secretary.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

                                           By Order of the Board of Directors


                                           McHenry T. Tichenor, Jr.
                                           Chairman of the Board

Dallas, Texas
April 21, 2000

                       HISPANIC BROADCASTING CORPORATION

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 2000

        The undersigned hereby appoints McHenry T. Tichenor, Jr. and Jeffrey
T. Hinson, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Class A Common Stock of HISPANIC BROADCASTING CORPORATION standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said Company to be held in New York, New York on May 26, 2000 at 9:00 A.M., local time, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side.

        THIS UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND ACCOMPANYING PROXY STATEMENT AND OF THE 1999 ANNUAL REPORT ON FORM 10-K AND RATIFIES AND CONFIRMS ALL ACTS THAT ANY OF THE SAID PROXY HOLDERS OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                    (Continued and to be dated and signed on the reverse side.)


                    HISPANIC BROADCASTING CORPORATION

1. ELECTION OF DIRECTORS  FOR all five nominees listed below [  ]
                          WITHHOLD AUTHORITY to vote for all five nominees below [  ]
                          EXCEPTIONS* [  ]

   Nominees:  McHenry T. Tichenor, Jr.   McHenry T. Tichenor   Robert W. Hughes
                           James M. Raines   Ernesto Cruz

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions:

_______________________________________________________________________________

2. AMENDMENT OF THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK FROM 100 MILLION SHARES TO 175 MILLION SHARES.

   FOR  [  ]   AGAINST [  ]  ABSTAIN [  ]

3. AMENDMENT OF THE COMPANY'S 1997 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER.

   FOR  [  ]   AGAINST [  ]  ABSTAIN [  ]

4. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

   FOR  [  ]   AGAINST [  ]  ABSTAIN [  ]

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

Change of Address and/or Comments:  [  ]

        Please sign your name exactly as it appears hereon. Joint owners should sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title.

Dated:____________________________________, 2000


________________________________________________
Stockholder's signature


________________________________________________
Stockholder's signature if stock held jointly

SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Votes MUST be indicated (X) in Black or Blue Ink.